Exhibit 99.3
2022 Full Year Results Presentation Gerry Spindler Managing Director and CEO Gerhard Ziems Group Chief Financial Officer 22 February 2023 (All units in USD and metric tonnes, unless otherwise stated)

Important Notices and Disclaimer FY22 Results Presentation 2 The material contained in this presentation is intended to be general background information on Coronado Global Resources (Coronado) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in United States dollars unless otherwise indicated. The presentation of certain financial information may not be compliant with financial captions in the primary financial statements prepared under U.S. GAAP. Refer to Coronado’s 2022 Form 10-K for the year ended 31 December 2022 available at www.coronadoglobal.com for details of the basis primary financial statements prepared under U.S. GAAP. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933 and Section 21E of the US Securities Exchange Act of 1934. Forward looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations. This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as “may”, “could”, “believes”, “estimates”, “expects”, “intends”, “plans”, “considers”, “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, as described in our Annual Report on Form 10-K filed with the ASX and SEC on 22 February 2023 (AEST), as well as additional factors we may disclose from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. In this presentation, references to ore reserves (Reserves) are compliant with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012 (JORC Code) and are measured in accordance with the JORC Code. Information in this presentation relating to Coal Reserves and Coal Resources is extracted from information published by Coronado and available on the Coronado and ASX websites (2022 JORC Statement also released to the ASX on 22 February 2023). For details of the Coal Reserves and Coal Resources estimates and the Competent Persons statements, refer to relevant Australian and U.S. Operations sections in the 2022 JORC Statement. As an SEC registrant, our SEC disclosures of resources and reserves follow the requirements of subpart 1300 of Regulation S-K under the US Securities Exchange Act of 1934. Accordingly, our estimates of resources and reserves in this presentation and in our other ASX disclosures may be different than our estimates of resources and reserves as reported in our Annual Report on Form 10-K for the year ended 31 December 2022 and in other reports that we are required to file with the SEC.

FY22 Results Presentation 3 CEO Address Gerry Spindler Managing Director & CEO

FY22 Results Presentation 4 A leading international producer of high-quality metallurgical coal, an essential element in the production of steel.

Energy transition is dependent on steel; Met Coal is a key driver

Met Coal is a key ingredient in making steel, which underpins the global transition to new renewable energy infrastructure and reduced global emissions.



Golden Gate Bridge (1)

75,293,000 kg steel
58,000,000 kg met coal

Key global infrastructure projects for growing populations require steel.



Empire State Building (2)

54,430,000 kg steel
42,000,000 kg met coal

Steel is used in buildings, bridges, roads, rail systems, houses, dams, and everyday white goods, among other uses.



Average Electric Vehicle (3)

900 kg steel
690 kg met coal

Electric vehicles are an important step in reducing emissions in transportation, and require steel for production.



Average Wind Turbine (4)

285,000 kg steel
220,000 kg met coal

Wind turbines are seen as critical infrastructure to reduce global emissions. Almost every component is made of steel including the foundation, tower, gears and casings. Off-shore wind farms require 2 to 5 times more steel than on-shore.

Notes: All statistics based on market research that assumes approximately 770 kilograms (kg) of Met Coal to make one tonne of steel. (1) Data sourced from https://www.goldengate.org/bridge/history-research/statistics-data/design-construction-stats; (2) Data sourced from https://info.cecr.in/empire-state-building/; (3) Data sourced from World Steel Association; (4) Data sourced from Queensland Resources Council and World Steel Association.

FY22 Results Presentation 5

Metallurgical Coal has a long-term future FY22 Results Presentation 6 Steel is critical to the development of a low carbon future; Demand outlook remains firm. EAF / other steel production methods are expected to grow over time, but BOF production is forecast to remain the primary method in 2050, underpinning a need for high-quality Met Coal. Annual global crude steel production is forecast to grow 15% to 2.2 billion metric tonnes by 2050. Notes: Rounding has been applied. Data sourced from Wood Mackenzie July 2022 Coal Market Service Metallurgical Trade Long-term Outlook; Bt = Billion metric tonnes; EAF = Electric Arc Furnace steel making; BOF = Blast Oxygen Furnace steel making. Total Global Crude Steel Production (Bt) Total Global Crude Steel Production Method 2.0 2.2 2022 2050 +15% 72% 28% BOF EAF / Other 64% 36% BOF EAF / Other 2022 2050

FY22 Results Presentation 7 Coronado Reserves and Resources Coronado maintains long-life operating assets >20 years; Met Coal resources >2 billion tonnes. Notes: Charts reflect reserves and resources as at 31 December 2022 in million metric tonnes (Mmt). Rounding has been applied. Coal resources are inclusive of coal reserves. Australian resources are reported on a 5.3% in-situ moisture basis. United States resources are reported on a dry basis. Refer market announcement titled Coronado 2022 Statement of Coal Reserves and Resources for Coronado Global Resources Inc., released to the ASX on 22 February 2022, outlining the above information in tabular form and in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Mineral Reserves, 2012 (JORC Code) and the ASX Listing Rules. Certain reserves and resources may vary to those reported under Subpart 1300 of Regulation S-K promulgated by the SEC. 254 154 138 12 197 50 805 0 200 400 600 800 1,000 925 208 253 55 514 159 2,113 0 500 1,000 1,500 2,000 Reserves (Mmt) 2,500 Resources (Mmt)

FY22 Results Presentation 8 Safety is the most important aspect of our operations and our highest priority

FY22 Results Presentation 9 0 2 4 6 8 10 Australian Operations (TRIFR) Industry average (TRIFR) Health and Safety Safety is Coronado’s highest priority Notes: Total Recordable Injury Frequency Rate (TRIFR), is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per million-man hours worked on a rolling 12 month basis. Total Recordable Incident Rate (TRIR) is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our company has per 200,000 hours worked on a rolling 12 month basis. Australian Operations (TRIFR) US Operations (TRIR) 1 2 3 4 US Operations (TRIR) Industry average (TRIR)

FY 2022 Highlights FY22 Results Presentation 10

FY22 Results Presentation 11 FY 2022 Highlights Record revenue of $3.6 billion underpinned by elevated Met Coal pricing Record net income of $772 million and adjusted EBITDA of $1.2 billion Record dividend distributions totalling $700 million; total shareholder returns exceed 100% Solid operating performance and productivity initiatives implemented despite significant wet weather Substantial progress on rehabilitation and emissions reduction works Strong capital management and balance sheet strength securing investment in organic growth projects

Financial Performance Gerhard Ziems Group Chief Financial Officer FY22 Results Presentation 12

FY 2022 Summary Financial Results

Record financial results achieved; Strong balance sheet retained.

	Group Dashboard		
	FY 2022 Actual	FY 2021 Actual	Variance
Revenue	$3,571.5M	$2,148.5M	↑ $1,423.0M
Net income	$771.7M	$189.4M	↑ $582.3M
Adjusted EBITDA	$1,215.6M	$486.1M	↑ $729.5M
Net cash	$92.1M	$122.7M	↓ $30.6M
Saleable production	16.0Mt	17.4Mt	↓ 1.4Mt
Sales volume	16.4Mt	17.8Mt	↓ 1.4Mt
Average coal realised price	$215.3/t	$118.7/t	↑ $96.6/t
Average met coal realised price	$265.8/t	$138.0/t	↑ $127.8/t
Mining costs/tonnes sold	$88.4/t	$65.7/t	↑ $22.7/t
Operating costs/tonnes sold	$141.3/t	$92.1/t	↑ $49.2/t
Capital expenditure	$185.4M	$91.1M	↑ $94.3M

Notes: Rounding has been applied to this table as appropriate. Mt = Million metric tonnes. Blue and grey coloured references in the variance column indicate positive and negative variance movements respectively and arrow direction indicates increase or decrease in corresponding metric.

- Record group revenue of $3.6 billion, up $1.4 billion, or 66%, compared to 2021.
- Record average realised pricing levels in Australia, the U.S. and for the group.
- Record shareholder returns of $700 million in cash dividends paid in 2022.
- Further debt reduction and strong annual cash generation saw CRN finish 2022 with closing cash of $334 million and net cash of $92 million.
- Substantial capital investment in organic growth projects in 2022.
- Higher mining costs due to global inflationary pressures, wet weather and geological issues in the year.

FY22 Results Presentation 13

FY 2022 Cash Flows and Liquidity ($M)

Strong free cash flow generation; Available liquidity $434 million.



FY 2022 Free Cash Flow Generation
1,216
124
37
37
91
927
199
75
10
643
FY22 EBITDA
Working Capital
Non-Cash Adjustments
Interest Paid
Tax Paid (U.S.)
Operating Cash Flows
Capex
Notes Repayment
Other
FY22 Free Cash Flow



Cash Flow Statement
438
927
208
822
335
Cash Balance 31 Dec 2021
Operating Cash Flows
Investing Cash Flows
Financing Cash Flows
Cash Balance 31 Dec 2022

Notes: Rounding has been applied as appropriate. Capex refers to cash capital expenditure and is different to headline capex which includes accruals. Free cash flow is defined as net cash from operating activities less capital expenditure, acquisition expenditure, amounts reserved for capital expenditure and acquisition expenditure and amounts required for debt servicing.

- Coronado generated $927 million in Operating Cash Flows and $643 million in Free Cash Flow after capital expenditure and other financing costs.
- Dividend distributions are determined with reference to Free Cash Flow.
- Significant working capital build due to elevated prices and inventory build.
- ABL facility remains undrawn, Coronado retains Available Liquidity of $434 million.
- Financing cash flows comprise record dividend payments to shareholders, debt reduction payments and FX movements.

FY22 Results Presentation 14

FY22 Results Presentation 15 Share Price Performance / Dividend Yield Coronado share price / dividend payments ($700 million) have substantially outperformed the market Notes: (1) Source: S&P Capital IQ for the period 31 Dec 2021 – 31 Dec 2022. Share price performance is not dividend adjusted. (2) CRN and Peer Dividend Yield determined as dividends paid 31 Dec 2021 – 31 Dec 2022 divided by period opening share price in the currency of the relevant exchange. Peer data sourced from S&P Capital IQ and Company websites. Peers reflect ASX or NYSE trading ticker code. ASX 200 yield reflects the S&P/ASX 200 Fund (ASX:STW), an Exchange Traded Fund which seeks to match the performance of the ASX 200. S&P 500 yield reflects the S&P 500 Fund (NYSE: SPLG), an Exchange Traded Fund which seeks to match the performance of the S&P 500. -5% -19% +60% -40% -20% 0% 20% 40% 60% 80% 100% Dec21 Feb22 Apr22 Jun22 Aug22 Oct22 Dec22 ASX 200 S&P 500 Share Price Performance vs Index (1) 0.0% 18.0% WHC AMR NHC BTU SMR S&P HCC 500 Index ARCH 0.0% YAL ASX 200 Index 29.0% 48.9% 38.0% 47.0% 6.0% 1.0% 6.1% 1.4% Dividend Yield vs Index / Peers (2)

Coronado declares its biannual fully franked fixed dividend of $8.4 million (USD 0.5 cents/CDI) FY22 Results Presentation 16 The declaration of the biannual fully franked fixed dividend does not require a matching Senior Secured Notes purchase offer. Coronado continues to pursue organic and in-organic growth opportunities, and in order to provide the Company with maximum flexibility to achieve this strategy, only declares the biannual fixed dividend at this time. Subject to the delivery of our strategic growth plans, on-going operational performance and market conditions, the Board will decide if special dividends should be declared, as the company has done in the past. FY 2022 Fixed Biannual Dividend 22 February 2023 Declaration of $8.4 million. (USD 0.5 cents/CDI) fully franked dividend per dividend policy Key Dates 15 March 2023 Dividend record date 5 April 2023 Dividend payment date

Coronado’s Capital Management Strategy Supported By Strong Fundamentals FY22 Results Presentation 17 1. Strong Balance Sheet 2. Shareholder Returns 3. Organic Growth 4. In-Organic Growth Maintaining a strong balance sheet with enhanced liquidity and prudent debt levels. Fundamental strategy is to return funds to Shareholders. Prioritise growth expenditure projects and expansion to increase existing production rates. Uniquely positioned, with flexibility from strong balance sheet, to pursue acquisitions as diversified miners look to exit.

FY 2023 Production, Cost and Capex Guidance

Metric	Actual FY22	Guidance FY23
Saleable Production (Mmt)	16.0	**16.8 – 17.2**
Mining Cost per Tonne Sold ($/t)	88.4	**84.0 – 87.0**
Capital Expenditure ($)	185.4	**260 – 290**

- Saleable production levels are expected to be higher in FY23 with improved mining conditions at Curragh with an assumption of less wet weather than FY22.
- Mining cost per tonne sold expected to decrease due to higher production and the impacts inflationary pressures dissipating in the second half of the year.
- Capital expenditure increases related to expansionary works at Curragh (UG project) and Buchanan (stockpile expansion, second set of skips).
- Coronado has also provided commentary on FY23 U.S. domestic sales of approx. 40% of U.S. production at a volume weighted average price of $201/t (FOR).

Notes: Guidance is based on metric tonnes and in US dollars as appropriate.

FY22 Results Presentation 18

Metallurgical Coal Markets FY22 Results Presentation 19

FY22 Results Presentation 20 Record 2022 Met Coal Price Realisations Met Coal index is rebounding strongly; Thermal Coal index falling. Notes: (1) Source: S&P Global Platts pricing 31 Dec 2019 to 14 Feb 2023; PLV HCC FOB AUS = Premium Low-Vol FOB Australian Hard Coking index, LV HCC FOB USEC = Low-Vol Hard Coking US East Coast index, PLV HCC CFR China = Premium Low-Vol Hard Coking China index. (2) Long term average price of $188 per tonne reflects the historical S&P Global Platts PLV HCC FOB AUS price market data between 2007 and 14 Feb 2023. Calculation data prior to January 2016 is from Bloomberg. (3) All Australian sales are sold on a Free On-Board (FOB) basis and the majority of U.S. sales are sold Free On-Rail (FOR). The U.S. also had approximately one-third of sales to domestic customers at a price of $187/tonne in FY2022. Group average realised price is a mixture of FOB, FOR and Domestic pricing achieved. If converted to an exclusive FOB basis, the price realised would be higher. 380.00 335.00 335.00 227.00 0 100 200 300 400 500 600 700 Dec 2019 Jun 2020 Dec 2020 Jun 2021 Dec 2021 Jun 2022 Dec 2022 PLV HCC FOB AUS LV HCC FOB USEC PLV HCC CFR China NEWC Thermal Long Term Historical Average Met Price $188/t (2) 2022 record price cycle supported by strong demand, tight supply and geopolitical issues. 95.3% of CRN revenues generated from Met Coal sales. Met Coal prices expected to remain above historical averages in 2023. Thermal prices have fallen in early 2023; Met to Thermal switching no longer attractive at current prices. Price 14 Feb 2023 Metallurgical Coal Price Indices (U$/t) (1) 143 131 138 303 227 266 AUS (FOB) Group U.S. (FOR / Domestic) +112% +73% +93% FY 2021 FY 2022 Coronado Average Met Coal Realised Price (US$/t) (3)

FY22 Results Presentation 21 Coronado’s Unique Diversification Advantage Coronado supports Met Coal customers on five continents Notes: (1) Australian FY 2022 export Met coal sales volume mix. (2) Hard Coking Coal (HCC), Semi Coking Coals (SCC), Pulverized Coal Injection (PCI). (3) U.S. FY 2022 Met coal sales volume mix. (4) Group FY 2022 sales revenues split by geographic region. Europe Japan India Brazil China US Australia South Korea 58% 34% 8% HCC PCI SCC 68% 30% 2% Low-Vol High-Vol Mid-Vol Australia (1),(2) U.S.(3) 57% 24% 14% 5% Asia Americas Europe Australia FY 2022 Met Coal Product Offering FY 2022 Group Sales – Geography (4)

Steel Demand Outlook Remains Firm

India steel production anticipated to grow year-on-year due to urbanisation and industrialisation

Annual Forecast GDP Growth Percentage (1)



2023
2024
India 6.4 6.6
Japan 1.2 1.0
South Korea 1.8 2.6
Taiwan 2.3 2.3
China 5.5 5.1
Brazil 0.8 2.1
Australia 2.4 2.4
USA 0.7 2.4

India Total Crude Steel Production (Mmt) (2)



2023 123.1
2024 127.9
2025 131.2
2026 136.7
2027 143.9
2030 168.6
2050 391.9
+218%

- Global economic confidence has recently fallen, given inflationary pressures and rising interest rates, but is projected to return in the medium term, which will underpin infrastructure projects requiring steel.
- Infrastructure development and stimulus, particularly in India/China, will underpin GDP growth rates.
- India forecast GDP growth rates north of 6%, other key markets 2 - 3%.

- India is one of Coronado's largest export customers.
- India steel production, and in turn demand for met coal, is expected to increase significantly due to urbanisation and industrialisation.
- India steel growth projected year-on-year and expected to increase by 218% to 392Mmt by 2050.

Notes: (1) Data source Wood Mackenzie January 2023 GDP Forecasts. (2) Data sourced from Wood Mackenzie July 2022 Coal Market Service Metallurgical Trade Long-term Outlook; Mmt = Million metric tonnes. Rounding has been applied.

FY22 Results Presentation 22

FY22 Results Presentation 23 Strong Metallurgical Coal Demand Through 2050 Notes: Data sourced from Wood Mackenzie July 2022 Coal Market Service Metallurgical Trade Long-term Outlook; Mmt = Million metric tonnes. Rounding has been applied. Growth for seaborne Met Coal is underpinned by Indian demand; Primary source growth from Australia. Seaborne Met Coal supply to be primarily sourced from Australia with 59% supply growth required between 2022 and 2050. • Australia is forecast to supply 61% of all seaborne met coal to the world by 2050. Global seaborne Met Coal demand is forecast to grow to 446Mmt by 2050, led primarily by blast furnace steel production in India. India seaborne Met Coal demand forecast to increase 195% by 2050. • Coronado is well positioned as India remains one of our largest export markets. 171 201 271 39 37 36 31 41 43 44 49 61 14 301 2022 10 6 346 2030 11 7 20 2050 446 +59% Other Russia U.S. Indonesia Canada Australia Seaborne Met Coal Supply (Mmt) 63 89 186 39 51 51 103 100 84 22 27 71 73 74 15 2050 9 2022 301 17 18 2030 346 446 +195% Other Vietnam Brazil JKT China India Seaborne Met Coal Demand (Mmt)

FY22 Results Presentation 24 Gerry Spindler Strategy / Growth Plans

Coronado will drive a strong health and safety culture: • Reduce recordable (TRIFR / TRIR) and high-potential incident (HPI) rates across the business. • Enhance focus on training and supervisory development programs. • Increase incident reduction initiatives including enhanced hazard recognition, inspections, interactions and audits. • Promote our CARE (Collaboration, Accountability, Respect, Excellence) values and physical and mental health initiatives. Coronado is focused on improving production rates: • Deliver production within guidance range from our high-quality Met Coal operations. • Continue implementing productivity improvements to realise higher performance and manage costs despite global inflationary pressures. • Invest in organic growth opportunities at Buchanan and Curragh for sustained higher longer term production. • Optimise the quality of our met coal to realise higher average prices. Coronado remains focused on maintaining a strong balance sheet: • Execute capital management strategy. • Prudent debt reduction and dividend payments in accordance with distributions policy. • Maintain flexibility for potential inorganic growth opportunities. • Progress non-core asset sales. • Progress rehabilitation and emission reduction strategies. Safety Production Financial / Corporate Key focus areas for 2023 Coronado is inherently focused on maintaining safe operations and delivering production plans FY22 Results Presentation 25

FY22 Results Presentation 26 Growth – U.S. Operations Production plans at our high-quality U.S. operations projected to be 7 Mmt by FY25 Notes: 2023 – 2025 production projections are estimates. Mmt = Million metric tonnes. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2. 6.1 FY22 FY23 Est FY25 Est FY24 Est 7.0 +15% Estimated Production Profile (Mmt)

Growth – U.S. Operations Tier 1 Buchanan mine capital works underpin U.S. segment growth plans Buchanan: Production growth from the U.S. segment primarily comes from the Tier 1 Buchanan asset. Construction of new surface coal storage areas underway to increase capacity and decrease bottlenecks. Installation of a second set of skips and additional hoisting capacity. Preparation plant upgrades to increase throughput and yield. Expenditure on underground equipment to ensure optimal operations. Logan: New Winifrede mine commenced in Q3 2022. Plans for expenditure on continuous miners, belt and vent shaft works. Plans for high wall mining for incremental tonnes at Logan met surface mines. FY22 Results Presentation 27 Notes: 2023 – 2025 production projections are estimates. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2.

FY22 Results Presentation 28 Mon Valley Development Project Notes: Refer to market announcement titled FY2022 Coal Resources and Coal Reserves for Coronado Global Resources, Inc., released to the ASX on 22 February 2022, outlining reserve and resource information in tabular form and in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Mineral Reserves, 2012 (JORC Code) and the ASX Listing Rules. Mmt = Million metric tonnes Location: 22.5km southeast of Pittsburgh Reserves: 197 Mmt of Reserves Production Capacity: >2 Mmt per year; Underground mine Coal Quality: High-Vol HCC Transportation: Barge with alternate rail access on CSX Seam: Upper Freeport Strategically holds transportation advantage located along the Monongahela River only a few miles from multiple coke works end users Coronado controls the mineral rights of the Freeport coal seam in three reserve pods of which 95% is owned and 5% is leased Permitting and planning activities for the project continue Strategic greenfield development opportunity in Southwest Pennsylvania

FY22 Results Presentation 29 Growth - Australian Operations FY22 impacted by extreme wet weather; ‘One Curragh Plan’ will target 13.5 Mmt of production by FY25 Notes: 2023 – 2025 production projections are estimates. Mmt = Million metric tonnes. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2. 9.8 FY22 FY24 Est FY25 Est FY23 Est 13.5 +38% Estimated Production Profile (Mmt)

FY22 Results Presentation 30 Growth - Australian Operations Notes: 2023 – 2025 production projections are estimates. Please refer to Important Notices & Disclaimer discussing forward-looking statements on slide 2. FY 2022 Initiatives Complete: Improved productivity following investments in dragline performance and waste movement. Waste movement (FY22: 179.3 Mbcms vs FY21: 177.1 Mbcms) Transitioned 3 x Excavator / Truck and 1 x Shovel / Truck fleets (53 individual pieces of mobile equipment) to a Coronado direct operator model realizing immediate productivity improvements. Completed mine planning improvements to de-congest the operating pits and improve Curragh’s overall strike-length. Commenced high-wall mining operations to liberate restricted coal under the over land conveyer. Curragh Growth: CHPP capacity to deliver 13.5Mmt is already in place. Box-cut works for new mining areas. Technology and engineering solutions, including further mine plan enhancements to liberate fleet capacity and incremental tonnage. Progress works on the Curragh North Underground development project. Progress works on a project targeting the capture and use of waste mine coal gas as a diesel substitute to reduce emissions and costs.

FY22 Results Presentation 31 Curragh North Underground Project Pre-Feasibility Study completed in Q4 2022 with positive results. Next phase of engineering and supporting work approved and commenced Optimised capital requirements and entry timeline by using final opencut highwall to gain direct access to coal seams. Reduced start up risk design, targeting first coal in late 2024 from a “bord and pillar” underground. Two Continuous Miners operation in Phase 1 operation. Coal quality the same as current Curragh North operating area. Coronado will advise the market of updates to the project as the year progresses. Prefeasibility works complete with positive results

FY22 Results Presentation 32 Leadership Succession

FY22 Results Presentation 33 Coronado Leadership Succession Effective May 2023

34 Environmental, Social and Governance (ESG) FY22 Results Presentation

FY22 Results Presentation 35 Sustainability Actions and Commitments Coronado strives to be a socially and environmentally conscious employer putting its people and their communities first Safety and health remain our #1 priority. Coronado employs close to 1,750 people directly and over 2,300 contractors globally, most employed locally. We invest in the communities in which we operate via initiatives such as sponsorships and donations, educational partnerships, buy-local programs, and providing infrastructure support. Climate risks and opportunities increasingly form part of our strategic thinking and investment decisions. Coronado commits to 30% reduction in scope 1 and scope 2 greenhouse gas emissions by 2030. Zero cultural heritage and significant environmental incidents in 2022. Strong commitment to rehabilitation completing more than 800 hectares of works since 2018. Strong traditional owner relationships and active community engagement programs.

FY22 Results Presentation 36 Significant Rehabilitation Works Completed in FY 2022 223ha completed across all operations (Curragh 171ha, Logan 36ha, Greenbrier 13ha, Buchanan 3ha) Curragh Greenbrier

Buchanan Ventilation Air Methane (VAM) Abatement Project 37 Project underpins Coronado’s 30% emissions reduction target by 2030 Buchanan mine VAM project officially commenced on 27 July 2022. Project utilises the latest technology (RTO – Reductive Thermal Oxidation) to convert fugitive methane gas emissions to carbon dioxide. Project reduces Buchanan’s emissions by approx. 60%. 2022 performance resulted in 94% emission destruction efficiency. Project plan to install an additional VAM unit on Vent Shaft 18 under review – projected commencement 2024. While Coronado is also investigating other projects to reduce its carbon footprint, if the VAM projections are achieved, this project alone will meet our 30% reduction target by 2030. FY22 Results Presentation 37

Gas Pilot Project ESG project to capture and use waste mine coal gas at our Curragh mine Exploration project initiated at Curragh North, split into components that will help to increase understanding and modelling of incidental gas reservoir, allowing optionality on downstream use cases to be developed. Drill works commenced in late 2022 (pictured). Pilot project underway to test feasibility of capturing and using waste mine coal gas as a diesel substitute for our truck fleets. FY22 Results Presentation 38

Coronado Sustainability Report 2021 https://coronadoglobal.com/sustainability/ 2022 Sustainability Report available May 2023

Questions FY22 Results Presentation 40

41 Supplementary Information FY22 Results Presentation

Reconciliation of non-GAAP measures Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental statistics; (ii) Adjusted EBITDA; (iii) total sales volumes and average realized price per Mt sold, which we define as total coal revenues divided by total sales volume; (iv) Metallurgical coal sales volumes and average realized price per Metallurgical coal sold, which we define as Metallurgical coal revenues divided by metallurgical sales volume; and (v) average segment mining costs per Mt sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment; (vi) average segment operating costs per Mt sold, which we define as operating costs divided by sales volumes for the respective segment. Investors should be aware that the Company’s presentation of Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled financial measures used by other companies. We define Net Cash / (Debt) as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of the 10.750% senior secured notes due 2026, or, less the syndicated facilities agreement, as appropriate. This report discusses the results of the Company’s operations and includes references to and analysis of certain non-GAAP measures, which are financial measures not recognized in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. FY22 Results Presentation 42 Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Reconciliation of Non-GAAP measures

Total consolidated mining costs per tonne reconciliation (US$ thousands, except for volume data)	For the 12 months ended 31 December 2022	For the 12 months ended 31 December 2021
Total costs and expenses	**2,525,271**	**1,846,107**
Less: Selling, general and administrative expenses	(42,499)	(30,666)
Less: Restructuring costs	-	(2,300)
Less: Depreciation, depletion and amortization	(167,046)	(177,875)
Total operating costs	**2,315,726**	**1,635,266**
Less: Other royalties	(385,065)	(142,751)
Less: Stanwell rebate	(165,995)	(55,403)
Less: Freight expenses	(249,081)	(241,862)
Less: Other non-mining costs	(119,157)	(66,106)
Total mining costs	**1,396,428**	**1,129,144**
Sales volume excluding non-produced coal (MMt)	15.8	17.2
Mining costs per tonne sold ($/mt)	**88.4**	**65.7**

Total consolidated operating costs per tonne reconciliation (US$ thousands, except for volume data)	For the 12 months ended 31 December 2022	For the 12 months ended 31 December 2021
Total costs and expenses	**2,525,271**	**1,846,107**
Less: Selling, general and administrative expenses	(42,499)	(30,666)
Less: Restructuring costs	-	(2,300)
Less: Depreciation, depletion and amortization	(167,046)	(177,875)
Total operating costs	**2,315,726**	**1,635,266**
Sales volume (MMt)	16.4	17.8
Operating costs per tonne sold ($/mt)	**$141.3/t**	**$92.1/t**

Realised met pricing reconciliation for the 12 months ended 31 December 2022 (US$ thousands, except for volume data)	Australia	United States	Consolidated
Total revenues	**2,116,555**	**1,454,987**	**3,571,542**
Less: Other revenues	(38,037)	(5,879)	(43,916)
Total coal revenues	2,078,518	1,449,108	3,527,626
Less: Thermal coal revenues	(110,345)	(54,228)	(164,573)
Metallurgical coal revenues	**1,968,173**	**1,394,880**	**3,363,053**
Volume of metallurgical coal sold (MMt)	6.5	6.2	12.7
Average realised met price per tonne sold	**$303.1/t**	**$226.5/t**	**$265.8/t**

Realised met pricing reconciliation for the 12 months ended 31 December 2021 (US$ thousands, except for volume data)	Australia	United States	Consolidated
Total revenues	**1,315,851**	**832,620**	**2,148,471**
Less: Other revenues	(36,115)	(4,025)	(40,140)
Total coal revenues	1,279,736	828,595	2,108,331
Less: Thermal coal revenues	(107,867)	(6,595)	(114,462)
Metallurgical coal revenues	**1,171,869**	**822,000**	**1,993,869**
Volume of metallurgical coal sold (MMt)	8.2	6.3	14.5
Average realised met price per tonne sold	**$143.1/t**	**$131.2/t**	**$138.0/t**

FY22 Results Presentation 43

FY22 Results Presentation 44 Reconciliation of Non-GAAP measures Adjusted EBITDA reconciliation (US$ thousands) For the 12 months ended 31 December 2022 For the 12 months ended 31 December 2021 Net income 771,703 189,423 Add: Depreciation, depletion and amortization 167,046 177,875 Add: Interest expense, net 67,632 68,062 Add: Other foreign exchange (gains) / losses (32,259) 7,049 Add: Loss on debt extinguishment 5,336 8,477 Add: Income tax expense 231,574 53,102 Add: Restructuring costs - 2,300 Add: Losses on idled assets held for sale 771 2,732 Add: Increase/(decrease) in provision for discounting and credit losses 3,821 (8,042) Less: Gain on disposal of asset held for sale - (14,845) Adjusted EBITDA 1,215,624 486,133 Realised total pricing reconciliation (US$ thousands, except for volume data) For the 12 months ended 31 December 2022 For the 12 months ended 31 December 2021 Total revenue 3,571,542 2,148,471 Less: Other revenues (43,916) (40,140) Total coal revenues 3,527,626 2,108,331 Sales volume (MMt) 16.4 17.8 Average realised price per tonne sold $215.3/t $118.7/t Net cash reconciliation (US$ thousands) 31 December 2022 31 December 2021 Cash and restricted cash 334,629 437,931 Less: Restricted cash (251) (251) Cash and cash equivalents (excluding restricted cash) 334,378 437,680 Less: Aggregate principal amount of 10.750% senior secured notes due 2026 (242,326) (315,000) Net cash 92,052 122,680 Free cash flow reconciliation (US$ thousands) For the 12 months ended 31 December 2021 Net cash provided by operating activities 926,643 Less: Capital expenditure (199,716) Less: Senior secured notes repayments (75,231) Less: Other financing commitments (8,776) Free cash flow 642,920

Investors Andrew Mooney Vice President Investor Relations & Communications +61 458 666 639 amooney@coronadoglobal.com investors@coronadoglobal.com Registered Office Coronado Global Resources Inc. Level 33, Central Plaza One 345 Queen Street Brisbane, QLD, Australia, 4000 GPO Box 51, Brisbane QLD, Australia, 4000 +61 7 3031 7777 +61 7 3229 7401 coronadoglobal.com Media Helen McCombie Citadel Magnus +61 411 756 248 hmccombie@citadelmagnus.com Contacts